SECURED PROMISSORY NOTE

THIS NOTE IS SECURED BY A PLEDGE OF COMMON STOCK IN A PUBLICLY REPORTING COMPANY. THIS DOES NOT CONSTITUTE THE SALE OF SECURITIES IN THAT PUBLIC COMPANY

$58,000.00 Date: August 31, 2017

FOR VALUE RECEIVED, the undersigned, Ijeoman Ubezona, an individual (hereinafter, the "Borrower"), promises to pay to the order of AmericaTowne, Inc., a Delaware corporation (together with its registered transfers and assigns, "Holder"), the principal sum of $58,000.00, together with interest on the portion of such principal remaining unpaid from time to time at the rate of 3.5% per annum, all as further provided for herein.

WHEREAS, as inducement to Holder to issue 38,667 shares of restricted common stock as set forth in the Stock Purchase Agreement between Borrower and Holder (the "SPA"), the Borrower has agreed to issue this Secured Promissory Note to Holder subject to the terms herein.

WHEREAS, these recitals are not mere statements; rather, these statements are material terms and conditions relied upon by the parties in agreeing to this Note.

Therefore, in connection therewith, the Borrower hereby agrees for the benefit of Holder as follows:

1. Payment Terms. The principal amount of and interest on this Secured Promissory Note (this "Note") shall be repaid in eight (8) equal monthly installments of $4,897.03 commencing on September 1, 2017 and continuing on the first day of each calendar month thereafter through and including April 1, 2018 (the "Maturity Date"), at which time, the entire unpaid principal amount of this Note and all accrued but unpaid interest thereon shall be due and payable in full. All payments hereunder shall be payable in lawful money of the United States of America that is legal tender for public and private debts at the times of payment. Payments of principal and interest hereunder shall be tendered at the Holder's address, or at such other place as Holder may, from time to time, designate in writing. Interest shall be calculated on the basis of actual number of days elapsed over a year of 365 days. All payments hereunder shall be applied first to accrued but unpaid interest on this Note and then to the outstanding principal balance of this Note. Interest shall begin to accrue on the date of execution of this Note.

2. Prepayments. The principal balance of this Note may be prepaid by the Borrower in whole or in part without the consent of Holder and without prepayment penalty of any kind. All such prepayments shall be applied to installments of principal owed hereunder in reverse order of their due dates.

3. Pledge of Shares as Security. As security for her payment and performance obligations under this Note, the Borrower has agreed to pledge her 38,667 shares of common stock in the Holder as collateral (the "Pledged Shares"). Until such time the Note is fully paid and cancelled, the Holder shall report on its books and records, or report to its transfer agent, that the Pledged Shares shall be considered issued but not outstanding subject to a release of the pledge herein. To the extent the Note is not paid off in its entirety by the Maturity Date, the Pledged Shares shall be returned to the Holder, and the Holder shall retain any and all rights of enforcement herein in the Event of Default.

4. Default; Remedies. (a) As used herein, "Event of Default" means any one or more of the following events:

(i) The Borrower fails to pay any amount owed under this Note within ten business days of the date such amount becomes due and payable in accordance with the terms hereof; or

(ii) The Borrower fails to punctually perform any of her obligations, covenants, duties or liabilities in this Note or the SPA, and such failure shall continue unremedied for a period of 15 days following written notice of failure by Holder to the Borrower; or

(iii) Any warranty, representation or statement made by the Borrower in the Note or SPA proves be false in any material respect;

(iv) Any encumbrance to or of any material portion of the Pledge Shares occurs; or

(v) The Borrower becomes insolvent; a receiver or custodian is appointed for all or any part of the property of the Borrower; the Borrower makes an assignment for the benefit of her creditors; or any proceeding under any bankruptcy or insolvency laws is commenced by or against the Borrower which, in the case of a commencement of any such proceeding against the Borrower, results in the entry of an order for relief or which remains undismissed, undischarged or unbonded for a period of 60 days or more.

The entire unpaid principal balance of this Note and all accrued interest thereon shall immediately become due and payable at the option of Holder with written notice to the Borrower upon the occurrence of any Event of Default.

5. No Waiver; Cumulative Rights. No delay on the part of Holder in the exercise of any power or right under this Note or under any other instrument executed pursuant hereto shall operate as a waiver thereof, nor shall a single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right. The remedies provided for herein shall not be exclusive, and Holder shall be entitled to exercise any one or more remedies upon breach available to it under this Note, the Security Agreement, applicable law or otherwise, all of which shall be cumulative.

6. Borrower Waivers. The Borrower waives demand, presentment, protest, notice of dishonor, notice of nonpayment, notice of intention to accelerate, notice of acceleration, notice of protest and any and all lack of diligence or delay in collection or the filing of suit hereon which may occur, and agree to all extensions and partial payments, before or after maturity, without prejudice to Holder.

7. Collection Costs. In the event that any amount under this Note is collected in whole or in part through suit, arbitration or mediation, then and in any such case there shall be added to the unpaid principal balance hereof all costs of collection, (including, but not limited to, reasonable attorneys' fees and expenses), whether or not suit is filed.

8. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of North Carolina, without regard to the conflicts of law principles thereof.

9. Severability. In the event any one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

10. Headings. The headings of the sections of this Note are inserted for convenience of reference only and shall not be deemed to constitute a part hereof.

11. Usury. All agreements between the Borrower and Holder, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever, whether by acceleration of the maturity of this Note or otherwise, shall the amount paid, or agreed to be paid, to Holder for the use, forbearance or detention of the money to be loaned hereunder or otherwise, exceed the maximum amount permissible under applicable law.

12. Successors and Assigns. All of the stipulations, promises and agreements in this Note made by or on behalf of the Borrower shall bind the successors and assigns of the Borrower, whether so expressed or not, and shall inure to the benefit of the respective successors and assigns of the Borrower and Holder. Any assignee of the Borrower or Holder shall agree in writing prior to the effectiveness of such assignment to be bound by the provisions hereof. The Borrower may not assign its obligations hereunder without the prior written consent of Holder.

13. Right of Set-Off. This Note is being given in connection with that certain Asset Purchase Agreement by and between Holder and Acquisitions the parties executed on even date herewith. This Note is subject to set-off for any and all amounts paid to Holder under the Related Agreement, and any set-off rights granted to the Borrower under the Related Agreement, as set forth under Section 7.2 of said Purchase Agreement.

14. Notices. All notices and other communications hereunder shall be in writing or by facsimile, and shall be deemed to have been duly made when delivered in person or sent by facsimile, same day or overnight courier, or 72 hours after having been deposited in the United States first class or registered or certified mail return receipt requested, postage prepaid, to a party at an address commonly known between the Parties.

15. Miscellaneous. The Borrower may consider and treat the person in whose name this Note shall be registered as the absolute owner thereof for all purposes whatsoever and the Borrower shall not be affected by any notice to the contrary. Subject to the limitations set forth herein, the registered owner of this Note shall have the right to transfer this Note by assignment, and the transferee thereof shall, upon his or her registration as owner of this Note, become vested with all the powers and rights of the transferor. Registration of any new owners shall take place upon presentation of this Note to the Borrower at its principal offices, together with a duly authenticated assignment. In case of transfer by operation of law, the transferee agrees to notify the Borrower of such transfer and of his or her address, and to submit appropriate evidence regarding the transfer so that this Note may be registered in the name of the transferee. This Note is transferable only on the books of the Borrower. Notice sent to any registered owner shall be effective as against all the Holders or transferees of the Note not registered at the time of sending the communication.

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WITNESS WHEREOF, the undersigned has executed this Secured Promissory Note on and as of the date first set forth above.

Ijeoma Ubezonu (Sep 9, 2017) Sep 9, 2017

Ijeoman Ubezona

16. Address: 3318 Park Overlook Dr.

17. City: Durham

18. State: NC 27712

19. Tax Id# : 321-65-6789